UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2006

Date of report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip Code)

(610) 676-1000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Effective January 1, 2006, the Company reorganized its business segments. As a result, the business segment financial presentation will be reclassified in 2006 to conform to this reorganization. The reclassification is being provided in this Form 8-K solely to provide information concerning what the effect of the reclassification would have been on the 2005 quarterly periods had the reclassification occurred on January 1, 2005 which may be considered in connection with the issuance of quarterly financial results reflecting the reclassification during 2006. These changes did not affect the Company’s audited financial statements for the year ended December 31, 2005 or the historical results of operations, financial condition or liquidity of the Company.

These changes reflect the evolving nature of the Company’s businesses, for example: growth in global institutional asset management; continued development of franchising activities of investment advisors; and, more efficient service to mutual fund administration clients.

The Company’s global institutional business will be consolidated in the Enterprises segment, the franchising activities of the Investment Advisors segment will move to the Investments in New Businesses segment, and the mutual fund administration business will move from the Private Banking and Trust segment to the Money Managers segment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Reclassification of 2005 Segments due to Business Segment Restructuring.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI Investments Company

Date: April 5, 2006	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Reclassification of 2005 Segments due to Business Segment Restructuring.

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